UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 30, 2018
 Date of Report (Date of earliest event reported)

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3360 Martin Farm Road, Suite 100, Suwanee, Georgia
 (Address of principal executive offices)

30024
(Zip Code)

(770) 419-7525
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 1.01                        Entry into a Material Definitive Agreement.

On November 30, 2018, SANUWAVE Health, Inc. (the “Company”) entered into an Employee/Employer Agreement (the “Agreement”) with Kevin Richardson as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

The description of the Agreement contained in Item 5.02 of this Report is qualified in its entirety by reference to the full text of the Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On November 30, 2018, the Company entered into the Agreement pursuant to which Kevin Richardson, age 50, has been hired to serve as Chief Executive Officer of the Company. Mr. Richardson’s appointment as Chief Executive Officer was made effective on November 30, 2018.  Prior to his appointment, Mr. Richardson was Acting Chief Executive Officer of the Company.  Mr. Richardson will continue to serve as Chairman of the Board of Directors of the Company.

                Mr. Richardson joined the Company as Chairman of the Board of Directors in October of 2009. Since 2014, Mr. Richardson has been the Acting Chief Executive Officer of the Company. In addition, since 2004, Mr. Richardson served as managing partner of Prides Capital LLC, an investment management firm, until September 2018. Mr. Richardson graduated from Babson College with a BS in Finance and Investments and earned an MBA in Finance from the University of North Carolina.

Mr. Richardson has no family relationships with any executive officer or director of the Company.

Pursuant to the Agreement, Mr. Richardson agreed to serve as the Chief Executive Officer of the Company commencing on November 30, 2018. Mr. Richardson is entitled to an annual base salary of $350,000, with the right to change the salary based on performance reviews and recommendations from the compensation committee of the Board of Directors of the Company.

Mr. Richardson is also eligible to earn an annual bonus award of up to one hundred percent of his annual salary based on the achievement of certain performance goals established by the Company’s board of directors. Mr. Richardson is also eligible to receive a one-time sign on bonus of $145,833.33 if certain company goals are met as established by the Board of Directors of the Company.

Mr. Richardson is entitled to participate in the Company’s employee benefit plans. The Agreement contains a covenant not to compete, which covers the term of employment and two years thereafter, and a confidentiality provision, which is indefinite.

  The Agreement’s term continues until December 31, 2019. At the expiration of the Agreement, the Agreement shall continue in full force and effect from year-to-year until terminated at the written option of either party no later than 30 days prior to the annual renewal date of January 1.

Item 9.01                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit                      Description

10.1  Offer Letter, dated as of November 30, 2018 by and between SANUWAVE Health, Inc. and Kevin Richardson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: December 4, 2018	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Controller and Chief Financial Officer